Exhibit 10.1 to 2010 10-K

EXECUTION COPY

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of all Claims (the “Agreement”) is made and entered into by and between Convergys Corporation (“CONVERGYS”) and David F. Dougherty (“EMPLOYEE”).

WHEREAS, effective March 1, 2010 (“Termination Date”). EMPLOYEE will cease to be employed by CONVERGYS; and

WHEREAS, the parties desire to resolve all issues related to EMPLOYEE’s employment and separation from employment with CONVERGYS; and

NOW, THEREFORE, in consideration of the mutual promises in this Agreement, the parties agree and covenant as follows:

1. Separation. Effective as of February 9, 2010, EMPLOYEE’s role as President and Chief Executive Officer of CONVERGYS and a member of the Board of Directors of CONVERGYS terminated. Effective as of the Termination Date, EMPLOYEE’s employment with CONVERGYS shall terminate, and EMPLOYEE shall resign from all positions EMPLOYEE then holds as an officer or member of the board of directors of any of CONVERGYS’s subsidiaries or affiliates (CONVERGYS and all of its subsidiaries and affiliates are hereinafter collectively referred to as the “Affiliated Entities”). Notwithstanding anything herein to the contrary, EMPLOYEE and CONVERGYS intend that EMPLOYEE’s “separation from service” with CONVERGYS (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) shall occur on the “Termination Date.”

2.	Separation Payment – Consideration.

(a) In consideration for EMPLOYEE’s release of claims in Section 4 and EMPLOYEE’S agreeing to the restrictive covenants described in this Agreement and subject to EMPLOYEE’S continued compliance therewith, and further, in exchange for and subject to EMPLOYEE’s executing prior to the date that is 22 days following the date on which EMPLOYEE’s employment terminates the general release attached hereto as Exhibit A that replicates and reaffirms, as of the date of execution of such general release, the releases set forth in Section 4 below (the “Release Reaffirmation”), CONVERGYS shall pay or provide to EMPLOYEE the following amounts and benefits to which EMPLOYEE would have been entitled upon a termination by CONVERGYS under circumstances entitling EMPLOYEE to benefits pursuant to Schedule A of CONVERGYS’s Severance Pay Plan:

(i)	CONVERGYS shall pay to EMPLOYEE in cash the amount set forth on Exhibit B hereto representing two times EMPLOYEE’s annual base salary as in effect as of immediately prior to the Termination Date, which amount shall be payable in a single lump sum on the first business day six months following the Termination Date.

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YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY

BEFORE SIGNING THIS DOCUMENT.

(ii)	CONVERGYS shall pay to EMPLOYEE a lump sum in cash representing EMPLOYEE’s “two-year AIP” (within the meaning of CONVERGYS’s Severance Pay Plan) with respect to the portion of the calendar year in which the Termination Date occurs, in an amount equal to the product of (A) two, multiplied by (B) the annual bonus that would have been paid to EMPLOYEE for such calendar year had EMPLOYEE remained employed by CONVERGYS through the date on which bonuses are paid to senior executives generally in accordance with the terms of the applicable annual bonus plan of the Affiliated Entities in which EMPLOYEE participates as of immediately prior to the Termination Date based on actual performance, multiplied by (C) one-sixth (the “Two Year Bonus”). The Two Year Bonus shall be paid at the same time that annual bonuses are paid to active plan participants for the year in which the Termination Date occurs, in accordance with the terms of the applicable bonus plan of the Affiliated Entities in which EMPLOYEE participates as of immediately prior to the Termination Date.

(iii)

For two years following the Termination Date (the “Benefits Period”), CONVERGYS shall provide EMPLOYEE with the same medical, dental and vision coverage (the “Health Care Benefits”) as that provided to active senior executives of CONVERGYS generally; provided, however, that if EMPLOYEE becomes re-employed with another employer and is eligible to receive health care benefits under another employer-provided plan which are at least as generous in the aggregate (with respect to EMPLOYEE and any of EMPLOYEE’s covered beneficiaries as the Health Care Benefits), the Health Care Benefits provided hereunder shall cease immediately. The receipt of the Health Care Benefits shall be conditioned upon EMPLOYEE continuing to pay the Applicable COBRA Premium (as defined below). During the portion of the Benefits Period in which EMPLOYEE and his eligible dependents continue to receive coverage under CONVERGYS’s Health Care Benefits plans, CONVERGYS shall pay to EMPLOYEE a monthly amount equal to (i) the Applicable COBRA Premium, minus (ii) the monthly employee contribution rate that is paid by CONVERGYS’s senior executive employees generally for the same or similar coverage, as in effect from time to time, which payment shall be paid in advance on the first payroll day of each month, commencing with the month immediately following the Termination Date. For purposes of this provision, “Applicable COBRA Premium” means the monthly premium in effect from time to time for coverage provided to former employees of CONVERGYS under Section 4980B of the Code and the regulations thereunder with respect to a particular level of coverage (i.e., single, single plus one, or family). The Health Care Benefits provided during the Benefits Period shall run concurrently with the period of continued health coverage required

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pursuant to Section 4980B of the Code or other applicable law (“COBRA Coverage”), and such COBRA Coverage shall be offset by the provision of the Health Care Benefits during the Benefits Period. For purposes of determining eligibility (but not the time of commencement of benefits) of EMPLOYEE for retiree welfare benefits pursuant to CONVERGYS’s retiree welfare benefit plans, if any, EMPLOYEE shall be considered to have remained employed until the Termination Date. Notwithstanding the foregoing provisions of Section 2, amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided under Section 2(a)(iii) during the six-month period immediately following the Termination Date shall instead be paid or provided on the first business day after the date that is six months following the Termination Date.

(iv)	CONVERGYS shall, at its sole expense as incurred, provide EMPLOYEE with a three-month outplacement service program, the provider of which shall be an approved vendor of CONVERGYS selected by EMPLOYEE; provided, that the cost of such outplacement shall not exceed $20,000; and provided, further, that such outplacement benefits must commence within 90 days of the Termination Date and shall end not later than December 31, 2011.

EMPLOYEE acknowledges that such consideration is in exchange for EMPLOYEE’s separation and release, is consistent with CONVERGYS’ Severance Pay Plan and in full satisfaction of any amounts and benefits to which the EMPLOYEE would have been entitled thereunder or otherwise.

(b) Following the Termination Date, EMPLOYEE shall be entitled to receive his accrued and vested benefits as of the date on which EMPLOYEE’s employment terminates under (i) CONVERGYS Retirement and Savings Plan, (ii) CONVERGYS Pension Plan, (iii) CONVERGYS Executive Deferred Compensation Plan and (iv) CONVERGYS Supplemental Executive Retirement Plan (the “SERP”), in each case, subject to and in accordance with the terms thereof (including, without limitation, the forfeiture provisions set forth in Section 4.8(c) of the SERP). The estimated amount of such accrued and vested benefits under each of the foregoing as of the Termination Date is set forth on Exhibit B hereto.

(c) Within thirty days following EMPLOYEE’s presentation of an invoice to CONVERGYS, CONVERGYS shall reimburse EMPLOYEE for any reasonable and necessary business expenses incurred by EMPLOYEE and unreimbursed on or prior to the Termination Date subject to CONVERGYS’s reimbursement policies; provided, that CONVERGYS shall not reimburse EMPLOYEE for any expenses for which the invoice is received by CONVERGYS after March 31, 2010.

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(d) On the Termination Date, CONVERGYS shall pay to EMPLOYEE EMPLOYEE’s accrued but unpaid base salary (as well as any unused vacation or personal days in accordance with CONVERGYS’ vacation policy)through the date on which EMPLOYEE’s employment terminates.

3.	Equity and Performance Awards.

(a) Stock Options. Exhibit C hereto sets forth a complete list of all of EMPLOYEE’s currently outstanding stock options (the “Stock Options”) under CONVERGYS’s Amended and Restated Long-Term Incentive Plan, 1998 Long Term Incentive Plan or otherwise. Notwithstanding any provision contained in the applicable award agreement governing any Stock Option (an “Option Agreement”) or in the applicable long-term incentive plan, all Stock Options shall terminate one year from the date on which EMPLOYEE’s employment terminates; provided, however, that each of the Stock Options shall continue to be subject to the provisions, if any, in any applicable Option Agreement with respect to EMPLOYEE’S engagement in a “Detrimental Activity” (as defined therein).

(b) Performance Cash Awards. Exhibit D hereto sets forth a complete list of all of EMPLOYEE’s performance cash awards (the “Performance Cash Awards”) that are currently outstanding under CONVERGYS’s Amended and Restated Long-Term Incentive Plan, 1998 Long Term Incentive Plan or otherwise, and the maximum amount payable under such Performance Cash Awards as of the date of grant. Notwithstanding any provision contained in the applicable award agreement governing an award of Performance Cash Awards or in the applicable long-term incentive plan, on the Termination Date, in full settlement of EMPLOYEE’s Performance Cash Awards, EMPLOYEE shall receive the amount in cash identified on Exhibit D under the column entitled “Performance Cash Awards Payout” (the “Performance Cash Award Payout”). which amount shall be determined in accordance with the terms of the applicable long- term incentive plan and award agreement, and EMPLOYEE shall be entitled to no additional amounts with respect to any Performance Cash Awards; provided, however, that each of the Performance Cash Awards shall continue to be subject to the provisions, if any, in any applicable Performance Cash Awards award agreement with respect to EMPLOYEE’s engagement in a “Detrimental Activity” (as defined therein).

(c) Performance-based Restricted Stock Unit Awards. Exhibit E hereto sets forth a complete list of all of EMPLOYEE’s performance-based restricted stock unit awards (the “PBRSUs”) that are currently outstanding under CONVERGYS’s Amended and Restated Long-Term Incentive Plan, 1998 Long Term Incentive Plan or otherwise. Notwithstanding any provision contained in the applicable award agreement governing an award of PBRSUs or in the applicable long-term incentive plan, on the Termination Date, the number of PBRSUs identified on Exhibit E under the column entitled Vesting PBRSUs (the “Vesting PBRSUs”) shall immediately vest and shall be settled in accordance with the terms of the applicable long-term incentive plan and award

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agreement, and immediately following the Termination Date, any outstanding PBRSUs shall be forfeited to the extent not previously vested; provided, however, that each of the Vesting PBRSUs shall continue to be subject to the provisions, if any, in any applicable Performance PBRSUs award agreement with respect to EMPLOYEE’S engagement in a “Detrimental Activity” (as defined therein).

(d) Time-based Restricted Stock Unit Awards. Exhibit F hereto sets forth a complete list of all of EMPLOYEE’s time-based restricted stock unit awards (the “Time RSUs”) that are currently outstanding under CONVERGYS’s Amended and Restated Long-Term Incentive Plan, 1998 Long Term Incentive Plan or otherwise. Notwithstanding any provision contained in the applicable award agreement governing any of the Time RSUs or in the applicable long-term incentive plan, the Time RSUs outstanding as of the Termination Date shall vest and be settled in accordance with their terms as provided in the applicable long-term incentive plan and award agreement; provided, however, that each of the Time RSUs shall continue to be subject to the provisions, if any, in the applicable Time RSUs award agreement with respect to EMPLOYEE’s engagement in a “Detrimental Activity” (as defined therein).

4. Release and Affirmations. In consideration of the benefits and payments set forth in Section 2(a), EMPLOYEE, for himself, his heirs, estate, administrators, representatives, executors, successors and assigns (collectively, the “RELEASORS”), does hereby irrevocably and unconditionally release, acquit and forever discharge CONVERGYS and its subsidiaries, and each of their stockholders, shareholders, affiliates, divisions, trustees, officers, directors, partners, agents, representatives, and former and current employees, successors and assigns including without limitation all persons acting by, through, under or in concert with any of them (collectively, the “RELEASEES”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, lawsuits, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees, costs, back pay, front pay, benefits and punitive and compensatory damages) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular, including, without limitation, those:

(a) asserting individual liability and/or claims under CONVERGYS’s policies or benefit plans;

(b) arising from or related to EMPLOYEE’s employment with CONVERGYS and EMPLOYEE’s separation from employment, including any and all claims of race, color, sex, national origin, ancestry, religion, disability, age or other discrimination, harassment, or retaliation under the Ohio Civil Rights Act, Section 4112 (and sections following), the Ohio Whistleblower’s Act, Section 4113.52 (and sections following), the Ohio Workers’ Compensation Retaliation Law, Section 4123.90, any similar or related statutes of Ohio, or any other state or district, Title VII of the Civil Rights Act of 1964, 42 USC Section 2000e (and sections following), the Employee Retirement Income Security Act, 29 USC Section 1001 (and sections following), the Reconstruction Era Civil Rights Act, 42 USC

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Section 1981 (and sections following), the Age Discrimination in Employment Act (“ADEA”), 29 USC Section 621 (and sections following), the Americans with Disabilities Act, 42 USC Section 12101 (and sections following), the Family and Medical Leave Act, 29 USC Section 2601 and sections following), the Worker Adjustment and Retraining Notification Act, 29 USC Section 2100 (and sections following), the Sarbanes-Oxley Act, 15 USC Section 7201 (and sections following), the Occupational Safety and Health Act, 29 USC Section 651 (and sections following), and the amendments to such laws, as well as any related statute of any state or district; and/or

(c) based on a theory of breach of contract, promissory estoppel, wrongful termination, personal injury, defamation, loss of consortium, distress, humiliation, loss of standing and prestige, public policy, or any other tort;

in each case, whether such claims are known or unknown, which the RELEASORS now have or claim to have against the RELEASEES for circumstances arising out of or connected with EMPLOYEE’s employment with CONVERGYS, EMPLOYEE’s separation, or any other event or circumstance occurring prior to the Revocation Date, and also including any claims that may depend upon the identity (whether known or unknown to EMPLOYEE) of CONVERGYS’s selection of anyone to perform some or all of the duties formerly performed by EMPLOYEE.

EMPLOYEE agrees to immediately withdraw any lawsuit the RELEASORS may have already filed against the RELEASEES, and agrees not to file any lawsuit against the RELEASEES in the future with respect to any claim released under this Agreement. EMPLOYEE waives any right to re-employment with CONVERGYS, and agrees that CONVERGYS may reject any application EMPLOYEE makes for re-employment without any liability. EMPLOYEE agrees that EMPLOYEE will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement, including, but not limited to, any award of monetary damage or reinstatement to employment with CONVERGYS.

EMPLOYEE affirms that EMPLOYEE has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which EMPLOYEE may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to EMPLOYEE, except as provided in this Agreement. EMPLOYEE further affirms that EMPLOYEE has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

EMPLOYEE and CONVERGYS agree that the EMPLOYEE’S release hereunder specifically excludes EMPLOYEE’S rights to compensation and benefits required to be paid or provided to EMPLOYEE or any beneficiary or dependent of EMPLOYEE under this Agreement to the extent not paid or provided.

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Without limiting any other legal and equitable remedies available to CONVERGYS, EMPLOYEE expressly agrees that, in the event that, following the Revocation Date, EMPLOYEE seeks to invalidate any provision of this Agreement, to the extent not precluded by applicable law, EMPLOYEE shall forfeit all payments and benefits required to be paid or provided under this Agreement to the extent not paid or provided.

5. Confidentiality. EMPLOYEE acknowledges that in the course of employment with CONVERGYS, EMPLOYEE has been entrusted with or obtained access to information proprietary to CONVERGYS with respect to the following (the “Information”): the organization and the management of CONVERGYS; the names, addresses, buying habits and other special information regarding past, present, and potential customers, employees, and suppliers of CONVERGYS; customer and supplier contracts and transactions or price lists of CONVERGYS and suppliers; products, services, programs, and processes sold, licensed, or developed by CONVERGYS; technical data, plans, and specifications, present and/or future development projects of CONVERGYS; financial and/or marketing data respecting the conduct of the present or future phases of business of CONVERGYS; computer programs, systems, and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries, and developments of CONVERGYS; customer requirements; requests for proposals; responses to requests for proposals; CONVERGYS sales and marketing materials and other information considered confidential by CONVERGYS, or customers or suppliers of CONVERGYS.

EMPLOYEE agrees to continue to retain the Information in absolute confidence and not to use or to disclose, communicate, divulge or disseminate the Information to any person or organization except persons within CONVERGYS who have a need to know; provided, however, that this provision shall not preclude EMPLOYEE from communication or use of Information made known generally to the public by CONVERGYS or by any party unrelated to EMPLOYEE, or from making any disclosure required by applicable law, rules, regulations, or court or governmental or regulatory authority order or decree provided that, EMPLOYEE shall not make any such disclosure without first giving CONVERGYS notice of intention to make that disclosure and an opportunity to interpose an objection to the disclosure. EMPLOYEE agrees that if, despite the representation set forth below in Section 6 that EMPLOYEE has returned all CONVERGYS property, EMPLOYEE discovers that EMPLOYEE has retained any Information in tangible form, including any copies, EMPLOYEE will inform CONVERGYS and return such Information.

(a) In consideration of the amounts to be paid EMPLOYEE pursuant to Section 2(a) above, EMPLOYEE agrees that it is reasonable and necessary for the protection of the goodwill and business of CONVERGYS that EMPLOYEE make the covenants contained in this Section 5, and that CONVERGYS will suffer irreparable injury if EMPLOYEE engages in conduct prohibited by this Section 5. EMPLOYEE represents that EMPLOYEE has thoroughly reviewed the terms of these covenants and acknowledges that, unless specifically noted, this Agreement does not supersede or extinguish EMPLOYEE’s preexisting confidentiality and other obligations to CONVERGYS.

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(b) EMPLOYEE shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which criticize, disparage, or defame the goodwill or reputation of, or which embarrass or adversely affect the morale of, any of the Affiliated Entities or any of their respective present, former or future directors, officers, executives, employees and/or shareholders. EMPLOYEE further agrees not to make any negative statements, written or oral, relating to his employment, the termination of his employment, or any aspect of the business of the Affiliated Entities. CONVERGYS shall instruct members of the Board of Directors of CONVERGYS and those individuals who were the direct reports of EMPLOYEE as of February 9, 2010 not to make any statements, written or oral, which criticize, disparage, or defame the reputation of EMPLOYEE. Notwithstanding the foregoing, nothing in this Section 5(c) shall prohibit EMPLOYEE or any CONVERGYS Director or employees from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law or legal process.

(c) EMPLOYEE expressly acknowledges that any breach or violation of any of the covenants made by EMPLOYEE in this Section 5 will cause immediate and irreparable injury to CONVERGYS and that in the event of a breach or threatened or intended breach of this Agreement by EMPLOYEE, CONVERGYS, in addition to all other legal and equitable remedies available to it, will be entitled to injunctions, both preliminary and temporary, and restraining orders, enjoining and restraining such breach or threatened or intended breach.

6. Return of CONVERGYS Property. EMPLOYEE certifies that EMPLOYEE has delivered to CONVERGYS or caused to be delivered to CONVERGYS the following:

(a) all CONVERGYS equipment and property (cell phone, blackberry, laptop, pager, etc.) and all documents or other tangible materials (whether originals, copies, or abstracts, and including, without limitation, price lists, question guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, calling or business cards, credit cards, customer lists or records, correspondence, computer printout documents, contracts, orders, messages, phone and address lists, memoranda, notes, work papers, agreements, drafts, invoices and receipts) which in any way relate to CONVERGYS’ or its affiliates’ business and were furnished to EMPLOYEE by CONVERGYS or its affiliates or were prepared, compiled, used, or acquired by EMPLOYEE while employed by CONVERGYS, excluding personal items paid for by EMPLOYEE;

(b) all keys, combinations, badges and access codes to the premises, facilities, and equipment of CONVERGYS and/or its affiliates (including without limitation, the offices, desks, storage cabinets, safes, data processing systems, and communications equipment), whether furnished to EMPLOYEE by CONVERGYS or its affiliates. The above reference includes any personal property, equipment, or documents prepared, used, or acquired by EMPLOYEE with funds expended by CONVERGYS or its affiliates

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while EMPLOYEE was employed by CONVERGYS, excluding personal items paid for by EMPLOYEE; and

(c) all monies owed by EMPLOYEE to CONVERGYS for whatever reason.

(d) Any provision of this Section 6 to the contrary notwithstanding, EMPLOYEE shall be entitled to retain for his personal records one copy of all materials received by him in connection with his service as a member of the Board of Directors of CONVERGYS; provided, however, that all such materials shall be subject to the confidentiality requirements of Section 5.

7. Cooperation. For two years following the Termination Date, and for such additional period as may be mutually agreed upon by EMPLOYEE and CONVERGYS, EMPLOYEE shall make himself available to CONVERGYS following the Termination Date to assist the Affiliated Entities, as may be reasonably requested by CONVERGYS at mutually convenient times and places, with respect to certain strategic matters involving the Affiliated Entities, including potential dispositions, and pending and future litigations, arbitrations, governmental investigations or other dispute resolutions relating to or in connection with matters that arose during EMPLOYEE’S employment with CONVERGYS (each, a “Proceeding”), in each case, without any additional compensation from CONVERGYS or the Affiliated Entities. EMPLOYEE agrees, unless precluded by law, to inform promptly CONVERGYS if EMPLOYEE is asked to (i) participate (or otherwise become involved) in any Proceeding or (ii) assist in any investigation (whether governmental or private) of CONVERGYS or the Affiliated Entities (or their actions), regardless of whether a lawsuit has then been filed against CONVERGYS or the Affiliated Entities with respect to such investigation.

8. Non-Disclosure and Non-Competition Agreement. EMPLOYEE acknowledges and agrees that he shall remain subject to the covenants and other provisions contained in the Non-Disclosure and Non-Competition Agreement attached hereto as Exhibit G in accordance with the terms thereof.

9. Remedies. EMPLOYEE acknowledges and agrees that because of the nature of the business in which CONVERGYS and the other Affiliated Entities are engaged and because of the nature of the Information to which EMPLOYEE has had access during his employment, it would be impractical and excessively difficult to determine the actual damages of CONVERGYS and the other Affiliated Entities in the event EMPLOYEE breaches any of the covenants of this Agreement, and remedies at law (such as monetary damages) for any breach of EMPLOYEE’S covenants under this Agreement would be inadequate. EMPLOYEE therefore agrees and consents that if EMPLOYEE commits any such breach or threatens to commit any such breach, CONVERGYS shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Agreement that is finally determined to be unenforceable, EMPLOYEE and CONVERGYS hereby agree that this

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Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the covenants of this Agreement is determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish CONVERGYS’s right to enforce any such covenant in any other jurisdiction.

10. General.

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties regarding its subject matter and supersedes all prior agreements, arrangements, and understandings with EMPLOYEE (including, without limitation, the Employment Agreement, dated as of August 21, 2007, between CONVERGYS and EMPLOYEE, and the Employment Agreement, dated as of August 13, 1998, between CONVERGYS and EMPLOYEE) and any severance plan, policy or arrangement of any of the Affiliated Entities (including, without limitation, CONVERGYS’s Severance Pay Plan), except Non-Disclosure and Non-Competition Agreement attached here to as Exhibit G and signed by EMPLOYEE, which shall remain in full force and effect. Without limiting the generality of the foregoing, EMPLOYEE expressly acknowledges and agrees that except as specifically set forth in this Agreement, he is not entitled to receive any severance pay, severance benefits, compensation or employee benefits of any kind whatsoever from any of the Affiliated Entities.

(b) No Amendment/No Waiver. This Agreement may be amended or modified only by a writing signed by the parties. No waiver with respect to any provision of this Agreement will be effective unless in writing. The waiver by either party of a breach of any provision of this Agreement by the other will not operate or be construed as a waiver of any other or subsequent breach.

(c) Headings. The section headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(d) Successors. This Agreement is personal to EMPLOYEE and without the prior written consent of CONVERGYS shall not be assignable by EMPLOYEE other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by EMPLOYEE’s legal representatives. This Agreement shall inure to the benefit of and be binding upon CONVERGYS and its successors.

(e) Confidentiality of Agreement. EMPLOYEE agrees to keep confidential, and will not disclose or reveal, the existence or the terms and conditions of this Agreement, except to EMPLOYEE’s spouse, counsel, or tax consultant; on whose behalf EMPLOYEE also promises confidentiality (for the avoidance of doubt, CONVERGYS may disclose the existence and terms of this Agreement pursuant to its obligations under applicable securities laws).

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(f) Acknowledgement. EMPLOYEE acknowledges that:

(i)	EMPLOYEE was given 21 days to consider this Agreement and to the extent he executes this Agreement before the expiration of the 21-day period, he does so knowingly and voluntarily and only after consulting his attorney;

(ii)	EMPLOYEE has not been pressured, coerced, or otherwise forced to execute this Agreement and EMPLOYEE is entering into this Agreement voluntarily;

(iii)	this Agreement constitutes the entire agreement EMPLOYEE has made with CONVERGYS as to the subject matter of this Agreement and EMPLOYEE has not relied upon any statement or promise made by or on behalf of CONVERGYS that is not contained in this Agreement;

(iv)	EMPLOYEE understands this Agreement and agrees that this entire Agreement is written in a manner calculated to be understood by him;

(v)	EMPLOYEE understands and intends that this Agreement fully and completely releases the RELEASEES from any claims the RELEASORS may have;

(vi)	EMPLOYEE is to receive from CONVERGYS certain consideration to which EMPLOYEE is not entitled without execution of this Agreement; and

(vii)	EMPLOYEE understands EMPLOYEE’S right, and has been advised, to discuss this Agreement with EMPLOYEE’S private attorney.

EMPLOYEE shall have the right to cancel and revoke this Agreement during a period of seven days following the date that EMPLOYEE executes this Agreement (the “Execution Date”), and this Agreement shall not become effective, and no money shall be paid hereunder, until the day after the expiration of such seven-day period (the “Revocation Date”). The seven-day period of revocation shall commence upon the Execution Date. In order to revoke this Agreement, EMPLOYEE shall deliver to CONVERGYS, prior to the expiration of said seven-day period, a written notice of revocation to the individual and at the address set forth in Section 10(h) below. Upon such revocation, this Agreement shall be null and void and of no further force or effect.

(g) Governing Law. The laws of Ohio will govern this Agreement without giving effect to conflicts of law provisions. The parties hereto irrevocably consent to jurisdiction in the courts of the state of Ohio for resolution of any claim or dispute arising hereunder, and such shall be the exclusive forum for the resolution of such claim or dispute.

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(h) Notices. All notices and other communications hereunder shall be in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

If to EMPLOYEE:

at the address most recently on the books and records of CONVERGYS;

With a copy to:

George H. Vincent, Esq.

Dinsmore & Shohl, LLP

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

If to CONVERGYS:

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

Attention: General Counsel

With a copy to:

Jeremy L. Goldstein, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

(i) Tax Withholding. Notwithstanding any other provision of this Agreement, CONVERGYS may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such minimum Federal, state, local and/or foreign taxes as shall be required to be withheld under any applicable law or regulation.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(k) Section 409A. This Agreement will be interpreted in a manner which is intended to minimize the risk that EMPLOYEE will be subject to tax under Section 409A of the Code with respect to any payments to be made or benefits to be provided to EMPLOYEE

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by CONVERGYS pursuant to the terms of this Agreement, and CONVERGYS and EMPLOYEE agree to cooperate fully and in good faith with one another to seek to minimize such risk. EMPLOYEE acknowledges and agrees that nothing in this Agreement shall be construed as a guarantee or indemnity by CONVERGYS for the tax consequences to the payments and benefits called for under this Agreement, including any tax consequences under Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may EMPLOYEE, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. If EMPLOYEE dies following the Termination Date and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of EMPLOYEE’S estate within 30 days after the date of EMPLOYEE’S death. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including, without limitation, that (a) in no event shall reimbursements by CONVERGYS under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided, that EMPLOYEE shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (b) the amount of in-kind benefits that CONVERGYS is obligated to pay or provide in any given calendar year (other than medical reimbursements described in Treas. Reg. § 1.409A-3(i)(l)(iv)(B)) shall not affect the in-kind benefits that CONVERGYS is obligated to pay or provide in any other calendar year; (c) EMPLOYEE’S right to have CONVERGYS pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (d) in no event shall CONVERGYS’s obligations to make such reimbursements or to provide such in-kind benefits apply later than EMPLOYEE’S remaining lifetime (or if longer, through the 20th anniversary of the Termination Date).

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

Convergys Corporation

By: /s/ Karen R. Bowman	/s/ David F. Dougherty
David F. Dougherty

Date: 2/17/10	Date: 2/17/10

Witness: /s/ Clark D. Handy

Confidential and Proprietary

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

This General Release of all Claims (the “Agreement”) is made and entered into by David F. Dougherty (“EMPLOYEE”) for the benefit of Convergys Corporation (“CONVERGYS”).

1. Releasees Covenants. In exchange for EMPLOYEE’s waiver of claims against the RELEASEES and EMPLOYEE’s compliance with the other terms and conditions of this Agreement and the Severance Agreement and Release of all Claims between EMPLOYEE and CONVERGYS dated February 17, 2010 (hereinafter the “Separation Agreement”), CONVERGYS agrees to provide EMPLOYEE with the separation payments and benefits described in Sections 2 and 3 of the Separation Agreement, in accordance with the provisions of such sections.

2. Release. In consideration of the benefits and payments set forth in Section 2, EMPLOYEE, for himself, his heirs, estate, administrators, representatives, executors, successors and assigns (collectively, the “RELEASORS”), does hereby irrevocably and unconditionally release, acquit and forever discharge CONVERGYS and its subsidiaries, and each of their stockholders, shareholders, affiliates, divisions, trustees, officers, directors, partners, agents, representatives, and former and current employees, successors and assigns including without limitation all persons acting by, through, under or in concert with any of them (collectively, the “RELEASEES”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, lawsuits, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees, costs, back pay, front pay, benefits and punitive and compensatory damages) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular, including, without limitation, those:

(a) asserting individual liability and/or claims under CONVERGYS’s policies or benefit plans;

(b) arising from or related to EMPLOYEE’s employment with CONVERGYS and EMPLOYEE’s separation from employment, including any and all claims of race, color, sex, national origin, ancestry, religion, disability, age or other discrimination, harassment, or retaliation under the Ohio Civil Rights Act, Section 4112 (and sections following), the Ohio Whistleblower’s Act, Section 4113.52 (and sections following), the Ohio Workers’ Compensation Retaliation Law, Section 4123.90, any similar or related statutes of Ohio, or any other state or district, Title VII of the Civil Rights Act of 1964, 42 USC Section 2000e (and sections following), the Employee Retirement Income Security Act, 29 USC Section 1001 (and sections following), the Reconstruction Era Civil Rights Act, 42 USC Section 1981 (and sections following), the Age Discrimination in Employment Act (“ADEA”), 29 USC Section 621 (and sections following), the

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YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY

BEFORE SIGNING THIS DOCUMENT.

Americans with Disabilities Act, 42 USC Section 12101 (and sections following), the Family and Medical Leave Act, 29 USC Section 2601 and sections following), the Worker Adjustment and Retraining Notification Act, 29 USC Section 2100 (and sections following), the Sarbanes-Oxley Act, 15 USC Section 7201 (and sections following), the Occupational Safety and Health Act, 29 USC Section 651 (and sections following), and the amendments to such laws, as well as any related statute of any state or district; and/or

(c) based on a theory of breach of contract, promissory estoppel, wrongful termination, personal injury, defamation, loss of consortium, distress, humiliation, loss of standing and prestige, public policy, or any other tort;

in each case, whether such claims are known or unknown, which the RELEASORS now have or claim to have against the RELEASEES for circumstances arising out of or connected with EMPLOYEE’s employment with CONVERGYS, EMPLOYEE’s separation, or any other event or circumstance occurring prior to the Execution Date, and also including any claims that may depend upon the identity (whether known or unknown to EMPLOYEE) of CONVERGYS’s selection of anyone to perform some or all of the duties formerly performed by EMPLOYEE.

EMPLOYEE agrees to immediately withdraw any lawsuit the RELEASORS may have already filed against the RELEASEES, and agrees not to file any lawsuit against the RELEASEES in the future with respect to any claim released under this Agreement. EMPLOYEE waives any right to re-employment with CONVERGYS, and agrees that CONVERGYS may reject any application EMPLOYEE makes for re-employment without any liability. EMPLOYEE agrees that EMPLOYEE will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement or the Separation Agreement, including, but not limited to, any award of monetary damage or reinstatement to employment with CONVERGYS.

EMPLOYEE affirms that EMPLOYEE has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which EMPLOYEE may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to EMPLOYEE, except as provided in this Agreement or the Separation Agreement. EMPLOYEE further affirms that EMPLOYEE has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

EMPLOYEE and CONVERGYS agree that the EMPLOYEE’S release hereunder specifically excludes EMPLOYEE’S rights to compensation and benefits required to be paid or provided to EMPLOYEE or any beneficiary or dependent of EMPLOYEE under the Separation Agreement to the extent not paid or provided.

EMPLOYEE agrees to keep confidential, and will not disclose or reveal, the existence or the terms and conditions of this Agreement or the Separation Agreement, except to EMPLOYEE’s spouse, counsel, or tax consultant; on whose behalf EMPLOYEE also promises

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confidentiality (for the avoidance of doubt, CONVERGYS may disclose the existence and terms of this Agreement and the Separation Agreement pursuant to its obligations under applicable securities laws).

Without limiting any other legal and equitable remedies available to CONVERGYS, EMPLOYEE expressly agrees that, in the event that, following the Revocation Date, EMPLOYEE seeks to invalidate any provision of this Agreement or the Separation Agreement, to the extent not precluded by applicable law, EMPLOYEE shall forfeit all payments and benefits required to be paid or provided under the Separation Agreement to the extent not paid or provided.

3. Acknowledgement. EMPLOYEE acknowledges that:

(a) EMPLOYEE was given 21 days to consider this Agreement and to the extent he executes this Agreement before the expiration of the 21-day period, he does so knowingly and voluntarily and only after consulting his attorney;

(b) EMPLOYEE has not been pressured, coerced, or otherwise forced to execute this Agreement and EMPLOYEE is entering into this Agreement voluntarily;

(c) this Agreement and the Separation Agreement constitute the entire agreement EMPLOYEE has made with CONVERGYS as to the subject matter of this Agreement and EMPLOYEE has not relied upon any statement or promise made by or on behalf of CONVERGYS that is not contained in this Agreement or the Separation Agreement;

(d) EMPLOYEE understands this Agreement and agrees that this entire Agreement is written in a manner calculated to be understood by him;

(e) EMPLOYEE understands and intends that this Agreement fully and completely releases the RELEASEES from any claims the RELEASORS may have;

(f) EMPLOYEE is to receive from CONVERGYS under the Separation Agreement certain consideration to which EMPLOYEE is not entitled without execution of this Agreement; and

(g) EMPLOYEE understands EMPLOYEE’s right, and has been advised, to discuss this Agreement with EMPLOYEE’s private attorney.

EMPLOYEE shall have the right to cancel and revoke this Agreement during a period of seven days following the date that EMPLOYEE executes this Agreement (the “Execution Date”), and this Agreement shall not become effective, and no money shall be paid hereunder or under the Separation Agreement, until the day after the expiration of such seven-day period (the “Revocation Date”). The seven-day period of revocation shall commence upon the Execution Date. In order to revoke this Agreement, EMPLOYEE shall deliver to CONVERGYS, prior to

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the expiration of said seven-day period, a written notice of revocation to the individual and at the address set forth below. Upon such revocation, this Agreement shall be null and void and of no further force or effect.

4. Continuing Obligations. EMPLOYEE hereby acknowledges and agrees to abide by EMPLOYEE’S continuing obligations set forth in Sections 5, 6, 7, 8 and 9 of the Separation Agreement.

5. Notices. All notices and other communications hereunder shall be in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

If to EMPLOYEE:

at the address most recently on the books and records of CONVERGYS;

With a copy to:

George H. Vincent, Esq.

Dinsmore & Shohl, LLP

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

If to CONVERGYS:

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

Attention: General Counsel

With a copy to:

Jeremy L. Goldstein, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

6. Miscellaneous. This Agreement is personal to EMPLOYEE and without the prior written consent of CONVERGYS shall not be assignable by EMPLOYEE other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be

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enforceable by EMPLOYEE’s legal representatives. This Agreement shall inure to the benefit of and be binding upon CONVERGYS and its successors. The laws of Ohio will govern this Agreement without giving effect to conflicts of law provisions. The parties hereto irrevocably consent to jurisdiction in the courts of the state of Ohio for resolution of any claim or dispute arising hereunder, and such shall be the exclusive forum for the resolution of such claim or dispute. The headings and captions in this Agreement are provided for reference and convenience only. They shall not be considered part of the Agreement and shall not be employed in the construction of the Agreement. Signatures delivered by facsimile (including by “pdf”) shall be effective for all purposes.

/s/ David F. Dougherty
David F. Dougherty

Date: 2/17/10

Witness:	/s/ Clark D. Handy

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EXHIBIT B

Agreement Section	Severance Payment or Benefit	Amount[1]

2(a)(i)	Two times annual base salary	$1,555,560, payable in a single lump sum on the first business day six months following the Termination Date

2(b)	Accrued and vested benefit under: • Retirement and Savings Plan • Pension Plan • Executive Deferred Compensation Plan • Supplemental Executive Retirement Plan	• [$330,408]* • [$302,258]* • [$2,149,995]* • [$5,025,684]*

*	Computed as of 12/31/2009 – to be updated with benefit as of March 1, 2010.

[1]	All amounts set forth on this Exhibit A subject to Section 10(i) of the Agreement (Tax Withholding).

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B-1

EXHIBIT C

Stock Options

Plan	Grant Date	Number Shares	Exercise Price	Expiration Date
1998 LTIP	6/1/2000	25,000	$ 44.282	6/1/2010

1998 LTIP	1/2/2001	100,000	$ 43.625	1/2/2011

1998 LTIP	1/2/2002	75,000	$ 36.67	1/2/2012

1998 LTIP	1/31/2003	3,712	$ 12.55	1/31/2013

1998 LTIP	2/25/2003	75,000	$ 11.55	2/25/2013

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C-1

EXHIBIT D

Performance Cash Awards

Plan	Grant Date	Performance Cash Awards Maximum	Performance Cash Awards Payout
1998 LTIP	3/28/2008	$3,260,000	0

1998 LTIP	3/21/2009	$3,260,000	$640,072

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D-1

EXHIBIT E

PBRSUs

Plan	Grant Date	PBRSUs Outstanding	Vesting PBRSUs
1998 LTIP	3/28/2008	188,334	0

1998LTIP	3/31/2009	250,000	97,222.22

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E-1

EXHIBIT F

Time RSUs

Plan	Grant Date	Number of Time RSUs	Vesting Time RSUs
1998 LTIP	4/172007	30,000	30,000

1998 LTIP	4/17/2007	30,000	30,000

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F-1

EXHIBIT G

NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

CONVERGYS CORPORATION and its subsidiaries and related entities, including but not limited to Convergys Customer Management Group Inc. and Convergys Information Management Group Inc. and their related entities (collectively, the “Company”), is headquartered in Cincinnati, Ohio. Employees or promoted employees of the Company are being required to sign these agreements (“Agreement”) as part of the Company’s efforts to protect its property, goodwill, and competitive position. In consideration of employment, promotion, the payment of cash, or the award of equity by the Company, the employee (“Employee”) entering into this Agreement agrees as follows:

1. The Company is engaged in the information management, customer management, human resources management, relationship technology management, and collection industries within the United States and worldwide. The Company markets its products and services throughout the United States and worldwide.

2. The Company currently has three primary business segments: (i) Customer Care, which includes the Company’s: (a) outsourced customer care services, and professional and consulting services to in-house customer care operations; (b) collections business, and; (c) relationship technology management business, which includes hardware, software, hosted services, and consulting services to help a customer accelerate the development of technology and/or voice-enabled solutions that provide a superior self-care service experience; (ii) Information Management, which provides billing and information solutions; and (iii) Human Resources Management, which provides human resource business process outsourcing (HR BPO) solutions. The Company develops and utilizes technology, models, programs, data, research and development, concepts, goodwill, customer relationships, training, and trade secrets. The success of the Company and each of its employees is directly predicated on the protection of its knowledge and information. Employee acknowledges that in the course of employment with the Company, Employee will be entrusted with, have access to, and obtain intimate, detailed, and comprehensive knowledge of confidential and/or proprietary information (“Information”), including information or financial information concerning: (i) the Company’s and/or its customers’ and/or suppliers’ processes, practices, and procedures; (ii) the Company’s customers, suppliers and employees; (iii) the Company’s advertising and marketing plans; (iv) the Company’s strategies, plans, goals, projections, and objectives; (v) the Company’s research and development activities and initiatives; (vi) the strengths and weaknesses of the Company’s products or services; (vii) the costs, profit margins, and pricing associated with the Company’s products or services; (viii) the Company’s sales strategies, including the manner in which it responds to client requests and requests for information or requests for proposals; (ix) the Company’s business, including budgets and margin information, and (x) matters or intellectual property considered confidential by the Company, its customers, or suppliers, including information considered confidential by such customers’ or suppliers’ customers, vendors, or other third-party providers, and any information of a third party that the Company designates as confidential (e.g., third-party information accessed or used by Employee during his/her employment). Employee agrees that the Information is highly valuable and provides a competitive advantage to the Company. Employee further agrees that, given the United States and worldwide markets in which the Company competes, confidentiality of the Information is necessary without regard to any geographic limitation.

3. Both during and after Employee’s employment with the Company, Employee agrees to retain the Information in absolute confidence and not to use or permit access to or disclose the Information to any person or organization, except as required for Employee to perform Employee’s job with the Company. Upon termination of employment with the Company for any reason, Employee agrees to return to the Company, its successors, or assigns all Information in tangible form, all devices, computer disks or other electronic or magnetic storage media, records, data, proposals, lists, specifications, drawings, sketches, materials, equipment, other documents, or property together with all copies (in whatever medium recorded). Provided, however, that (i) this provision shall not preclude Employee from communication or use of Information made known generally to the public by Company or by any party unrelated to Employee, or from making any disclosure required by applicable law, rules, regulations, or court or governmental or regulatory authority order or decree, provided that, Employee shall not make any such disclosure without first giving Company notice of intention to make that disclosure and an opportunity to interpose an objection to the disclosure, (ii) Employee shall be entitled to retain for his personal records one copy of all materials received by him in connection with his service as a member of the Board of Directors of the Company, all such materials being subject to the confidentiality requirements of this Section 3.

4. Employee recognizes the Company’s need to prevent unfair competition and to protect the Company’s legitimate business interests. Accordingly, Employee agrees that, during Employee’s employment and for a period of one year following Employee’s termination or separation (for any reason), Employee will not accept employment or engage in any business activity (whether as a principal, partner, joint venturer, agent, employee, salesperson, consultant, independent contractor, director, or officer) with a “Competitor” of the Company where such employment would involve Employee:

(i) providing, selling or attempting to sell, or assisting in the sale or attempted sale of, any services or products similar to those services or products with which Employee had any involvement or Information during Employee’s employment with the Company (including any products or services being researched or developed by the Company during Employee’s employment with the Company); or

(ii) providing or performing services that are similar to any services that Employee provided to or performed for the Company during Employee’s employment with the Company.

For purposes of this provision, a “Competitor” is any business or entity that, at any time during the one-year period following Employee’s termination or separation, provides or seeks to provide, any products or services (including those being researched or developed) similar to or related to any products sold or any services provided by the Company or with which Employee had any involvement or Information at any time during Employee’s employment with the Company (including those services or products being researched or developed during

Employee’s employment with the Company). “Competitor” includes, without limitation, any company or business that:

(i) provides outsourced billing and information services and/or software to third parties (including but not limited to all segments of the communications industry, such as wireless, wireline, cable, cable telephony, broadband, direct broadcast satellite and the Internet):

(ii) provides outsourced customer management and/or customer care services (including but not limited to customer service; offshore capabilities; business process outsourcing; customer retention; direct response; technical support services; B2B sales and marketing services; consumer sales and marketing services; back-office services; relationship technology management; and collection services/accounts receivable management);

(iii) provides outsourced HR business process outsourcing services (including but not limited to (a) recruiting and resourcing, (b) compensation, (c) human resource administration, (d) payroll administration, (e) benefits administration, (f) organizational development, (g) learning, and (h) business intelligence);

(iv) provides products or services similar or related to, or in competition with, the products or services provided by any entity or business that is acquired by or merged into the Company during Employee’s employment with the Company; or

(v) is identified by the Company as a competitor in any of the Company’s public filings with the Securities and Exchange Commission.

This restriction will be limited to the geographical area where the Company is doing business and the geographic area where the Company markets its products and/or services at the time of termination of Employee’s employment.

5. During Employee’s employment and for a period of one year following Employee’s termination or separation from the Company for any reason, Employee will not directly or indirectly, through any person or entity, communicate with (i) any of the Company’s customers from which the Company generated revenue during the year preceding Employee’s termination or separation; or (ii) any prospective customers known to Employee during the year prior to Employee’s termination or separation, for the purpose or intention of attempting to sell any Competitor’s products or services or attempting to divert business from said customer or prospective customer away from the Company.

6. In the event Employee is uncertain as to the application of this Agreement to any contemplated employment opportunity or business activity, Employee agrees to inquire in writing of the Company’s General Counsel, specifying the contemplated opportunity or activity. The Company will attempt to respond within ten (10) business days following receipt of said writing. In no event will the Company’s failure to respond within ten business days constitute a waiver of any of the provisions of this Agreement.

7. All ideas, inventions, discoveries, concepts, trademarks and other developments or improvements, whether patentable or not, conceived by Employee, alone or with others (including those conceived on behalf of or in conjunction with a Company customer or supplier), at any time during Employee’s employment, whether or not during working hours or on the Company’s premises, that are within the scope of or related to the business operations of the Company (“New Developments”), shall (as between the Company and Employee) be and remain the exclusive property of the Company. Employee shall do all things reasonably necessary to ensure ownership of such New Developments by the Company or its designee, including the execution of documents assigning and transferring to the Company or its designee all of Employee’s rights, title, and interest in and to such New Developments, and the execution of all documents required to enable the Company or its designee to file and obtain patents, trademarks, and copyrights in the United States and foreign countries on any of such New Developments. Employee agrees to make prompt written disclosure to the Company, to hold in trust for the sole right and benefit of the Company, and Employee assigns to the Company all right, title, and interest in and to any ideas, inventions, original works of authorship (published or not), developments, improvements, or trade secrets that Employee may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during employment with the Company. Employee acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). Employee agrees to keep and maintain adequate records (in the form of notes, sketches, or drawings, and in any other form that may be required by the Company) of all New Developments, which records shall be available to and remain the sole property of the Company.

8. Employee agrees not to disparage or act in any manner that may damage the business of the Company or that would adversely affect the goodwill, reputation, and business relationship of the Company with the public generally, or with any of its customers, suppliers, or employees. This provision is not intended to prohibit competition not otherwise restricted by this Agreement.

9. Employee will not, directly or indirectly, attempt to or actually induce, persuade, or entice any current or former Company employee, at any time, to violate any of such person’s non-compete and/or non-solicitation and/or non-disclosure and/or non-disparagement agreement(s) with the Company. Additionally, Employee will not, directly or indirectly, for a period of two years following Employee’s termination or separation (for any reason): (a) communicate with any Company employee concerning employment opportunities with a Competitor; and/or (b) attempt to or actually induce, persuade, or entice any Company employee to terminate such person’s employment relationship with the Company or accept employment with a Competitor.

10. During Employee’s employment by the Company and for a period of one year following Employee’s termination or separation (for any reason), Employee will, before accepting an offer of employment from any person or entity, provide such person or entity a copy of this Agreement.

11. Employee represents that Employee is not bound by any agreement or other duty to a former employer or any other party that would prevent Employee from complying with any obligations under this Agreement. Employee also confirms that, during employment with the Company, Employee will not use or disclose any confidential, proprietary, or trade secret information belonging to another entity.

12. Employee further agrees and consents that this Agreement and the rights, duties, and obligations contained in it may be and are fully transferable and/or assignable by the Company, and shall be binding upon and inure to the benefit of the Company’s successors, transferees, or assigns.

13. Employee further agrees that any breach or threatened breach of this Agreement would result in material damage and immediate and irreparable harm to the Company. Employee further agrees that any breach of the covenant not to compete described herein would result in the inevitable disclosure of Company’s confidential, proprietary, and trade secret Information. Employee therefore agrees that the Company, in addition to any other rights and remedies available to it, shall be entitled to obtain an immediate injunction, whether temporary, preliminary, or permanent, in the event of any such breach or threatened breach by Employee, Employee acknowledges that the prohibitions and obligations contained in this Agreement are reasonable and do not prevent Employee’s ability to use Employee’s general abilities and skills to obtain gainful employment. Therefore, Employee agrees that Employee will not sustain monetary damages in the event that Company obtains a temporary, preliminary, or permanent injunction to enforce this Agreement.

14. Employee understands and acknowledges that the Company is incorporated, has its headquarters, and conducts substantial business and operations in the State of Ohio. Accordingly, Employee agrees that this Agreement shall be governed by the laws of the State of Ohio, without giving effect to any conflict of law provisions. Employee further voluntarily consents and agrees that the state or federal courts located in Hamilton County, Ohio: (i) must be utilized solely and exclusively to hear any action arising out of or relating to this Agreement; and (ii) are a proper venue for any such action and said courts can appropriately exercise personal jurisdiction over Employee for any such action.

15. This Agreement supersedes and replaces any prior Non-Disclosure and Non- Competition Agreement(s) (or Non-Disclosure Agreement(s)). To the extent that any portion of this Agreement is deemed unenforceable as to the application to specific facts and circumstances, such portion may, without invalidating the remainder of the Agreement, be modified to the limited extent necessary to cure such unenforceability. Where a curing modification would be ineffective, related portions of Employee’s prior agreement(s) (in order of recency) will be deemed substituted as to the specific facts and circumstances at issue.

16. This Agreement does not obligate Company to employ Employee for any period of time and Employee’s employment is “at will.”

Date:	2/18/10	/s/ David F. Dougherty
Employee Signature

/s/ David F. Dougherty
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